         As filed with the United States Securities and Exchange Commission on September 29, 1997

                                                    Registration No.   -
                                                                    ---  -------
--------------------------------------------------------------------------------
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                 --------------
                                    FORM S-8
                                 --------------

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                       ECHOSTAR COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)

                      NEVADA                          88-03369997
         (State or other jurisdiction              (I.R.S. Employer
       of incorporation or organization)          Identification No.)

                            90 INVERNESS CIRCLE EAST
                            ENGLEWOOD, COLORADO 80112
          (Address, including zip code, of principal executive offices)

                       ECHOSTAR COMMUNICATIONS CORPORATION
                        1997 EMPLOYEE STOCK PURCHASE PLAN
                              (Full Title of Plan)

                               DAVID K. MOSKOWITZ
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                       ECHOSTAR COMMUNICATIONS CORPORATION
                            90 INVERNESS CIRCLE EAST
                            ENGLEWOOD, COLORADO 80112
                     (Name and address of agent for service)

                            (303) 799-8222 EXT. 5323
          (telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

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------------------------------------------------------------------------------------------
                                              Proposed      Proposed
                                              maximum       maximum
                             Amount           offering      aggregate         Amount of
Title of securities          to be            price         offering          registration
 to be registered(1)         registered       per share     price             fee
------------------------------------------------------------------------------------------
Class A Common Stock,        100,000 shares   $19.0625(2)   $1,906,250.00(2)  $577.66(2)
par value $0.01 per share
------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Pursuant to Rule 457(h)(1) under the Securities Act of 1933, the maximum offering price, per share and in aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Company's Class A Common Stock as reported on the Nasdaq National Market System on September 29, 1997.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     The following documents, which have heretofore been filed by EchoStar Communications Corporation, a Nevada Corporation formed in April 1995 (the "Company"), with the United States Securities and Exchange Commission ("Commission") pursuant to the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), Commission file number 0-26176, are incorporated by reference in this Registration Statement:

     (a) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997;

     (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997;

     (c) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996; and

     (d) The description of the Class A Common Stock contained in the Company's Registration Statement on Form 8-A, declared effective June 20, 1995 by the Commission, pursuant to Section 12 of the Exchange Act.

     In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a Post-Effective Amendment to this Registration Statement indicating that all securities offered under the Registration Statement have been sold or de-registering all securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing such documents.


ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.


ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The Company's combined and consolidated financial statements dated as of December 31, 1995 and 1996, and for each of the three years in the period ended December 31, 1996, included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, Commission File No. 0-26176, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in giving said report.


ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Articles of Incorporation of the Company provide for indemnification of the officers and directors of the Company to the fullest extent permitted by
Section 78.751 of the Nevada General Corporation Law. The Registrant maintains certain insurance policies for its directors and officers against any loss arising from any claim asserted against them in such capacities, subject to certain exclusions.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.


ITEM 8.   EXHIBITS.

Exhibit Number  Description of Exhibit
--------------  ----------------------
     4.1        Specimen Share Certificate (incorporated by reference to Exhibit
                4.9 to the Registration Statement on Form S-1 of the Company, Registration No. 33-91276)

     4.2 Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1(a) to the Registration Statement on Form S-1 of the Company, Registration No. 33-91276)

     4.3 Bylaws of the Company (incorporated by reference to Exhibit 3.1(b) to the Registration Statement on Form S-1 of the Company, Registration No. 33-91276)

     4.4        The Company's 1997 Employee Stock Purchase Plan

     5.1        Opinion of  David K. Moskowitz (opinion re: legality)

     23.1       Consent of David K. Moskowitz (included in Exhibit 5.1)

     23.2       Consent of Arthur Andersen LLP

     24 Power of Attorney (included in this Registration Statement under "Signatures")


ITEM 9.   UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on September 29, 1997.

                                   ECHOSTAR COMMUNICATIONS CORPORATION

                                   By: /s/ DAVID K. MOSKOWITZ
                                       ----------------------------------------
                                    David K. Moskowitz
                                    Senior Vice President, General Counsel and
                                     Secretary


                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints David K. Moskowitz the true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, and hereby grants to said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully as to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

     Signature                     Title                          Date
     ---------                     -----                          ----

/s/ CHARLES W. ERGEN      Chairman, and Chief Executive      September 29, 1997
----------------------    Officer and Director
Charles W. Ergen          (Principal Executive Officer)

/s/ STEVEN B. SCHAVER     Chief Financial Officer            September 29, 1997
----------------------    and Chief Operating Officer
Steven B. Schaver         (Principal Financial Officer)

/s/ JOHN R. HAGER         Treasurer and Controller           September 29, 1997
----------------------    (Principal Accounting Officer)
John R. Hager

/s/ R. SCOTT ZIMMER       Vice Chairman,                     September 29, 1997
----------------------    Vice President and Director
R. Scott Zimmer

/s/ JAMES DEFRANCO        Director                           September 29, 1997
----------------------
James DeFranco

/s/ ALAN M. ANGELICH      Director                           September 29, 1997
----------------------
Alan M. Angelich

/s/ RAYMOND L. FRIEDLOB   Director                           September 29, 1997
----------------------
Raymond L. Friedlob